Exhibit 99.9

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, DC 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2016

(Exact name of registrant as specified in its charter)

Florida	57934	20-4486142
(State of Incorporation)	(FDIC Certificate Number)	(IRS Employer Identification No.)
400 North Federal Highway, Pompano Beach, Florida		33062
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 315-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

STONEGATE BANK

FORM 8-K

CURRENT REPORT

5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

On December 13, 2016, Stonegate Bank (“Stonegate”) amended the employment agreements with David Seleski, Stonegate’s Principal Executive Officer, and Sharon Jones, Stonegate’s Principal Financial Officer (the “Employment Agreement Amendments”). A brief description of the terms and conditions of each of the Employment Agreement Amendments is provided below.

David Seleski

Mr. Seleski’s employment agreement previously provided, among other things, that upon a “Change in Control” (as defined in his employment agreement) of Stonegate, he would be entitled to receive a payment equal to two (2) times the sum of (i) then-current base salary and (ii) the amount of the highest annual cash bonus during the three full fiscal years prior to the Change in Control (the sum of (i) and (ii) above constituting “Total Compensation”). Pursuant to Mr. Seleski’s Employment Agreement Amendment, upon a Change in Control of Stonegate, he would now be entitled to receive a payment equal to 2.99 times his Total Compensation.

The Non-Competition and Non-Solicitation Agreement contained as Exhibit A to Mr. Seleski’s employment agreement also previously provided that, upon his termination (including in connection with a Change in Control which would constitute an ipso facto termination) he would be entitled to receive payment within 30 days of termination of a lump sum non-competition and non-solicitation allowance equal to three (3) times his then (x) Base Salary (as defined in his employment agreement), (y) Target Bonus (as defined in his employment agreement) as if all target performance measurements were achieved, and (z) Target Equity (as defined in his employment agreement) grants cash value, as if all performance measurements were achieved . Pursuant to Mr. Seleski’s Employment Agreement Amendment, he would now be entitled to receive a lump sum non-competition and non-solicitation allowance equal to $2,616,000.

Except as noted above, Mr. Seleski’s employment agreement is materially similar to his prior employment agreement, the material terms of which were disclosed in Stonegate’s Current Report on Form 8-K (filed 4/9/15)(No. 57934).

Sharon Jones

Ms. Jones’s employment agreement previously provided, among other things, that upon a “Change in Control” (as defined in her employment agreement) of Stonegate, she would be entitled to receive a payment equal to two (2) times her Total Compensation. Pursuant to Ms. Jones’s Employment Agreement Amendment, upon a Change in Control of Stonegate, she would now be entitled to receive a payment equal to 2.99 times her Total Compensation.

Except as noted above, Ms. Jones’s Employment Agreement is materially similar to her prior employment agreement, the material terms of which were disclosed in Stonegate’s Current Report on Form 8-K (filed 4/9/15)(No. 57934).

The foregoing summaries of the Employment Agreement Amendments are not complete and are qualified in their entirety by reference to the full text of the Employment Agreement Amendments, which are attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 13, 2016, by and between Stonegate and David Seleski.

10.2	Amendment No.1 to Non-Competition and Non-Solicitation Agreement (attached as Exhibit A to the Amended and Restated Employment Agreement), dated as of December 13, 2016, by and between Stonegate and David Seleski.

10.3	Amendment No. 1 to Employment Agreement, dated as of December 13, 2016, by and between Stonegate and Sharon Jones.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Stonegate has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STONEGATE BANK

Date: February 17, 2017	By:	/s/ Sharon Jones
Sharon Jones
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of December 13, 2016, by and between Stonegate and David Seleski.

10.2	Amendment No.1 to Non-Competition and Non-Solicitation Agreement (attached as Exhibit A to the Amended and Restated Employment Agreement), dated as of December 13, 2016, by and between Stonegate and David Seleski.

10.3	Amendment No. 1 to Employment Agreement, dated as of December 13, 2016, by and between Stonegate and Sharon Jones.

Exhibit 10.1

AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 dated December 13, 2016 (this “Amendment”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) made and entered into as of April 7, 2015, by and between Stonegate Bank, a Florida chartered commercial bank (the “Company”) and David Seleski (the “Executive”) (individually a “Party” and together the “Parties”).

WITNESSETH:

WHEREAS, the Parties wish to continue Executive’s employment with the Company subject to the terms and provisions of the Agreement; and

WHEREAS, the Parties wish to further amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Change of Control Payment. The first paragraph of Section 10 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“10. Termination of Agreement Upon a Change of Control.

If, during the Term, there occurs a Change of Control of the Company, the Executive shall receive a payment of the aggregate of 2.99 times the sum of (a) Executive’s salary at the rate in effect on the date of the Change of Control, and (b) Executive’s “Cash Bonus” (as defined below). “Cash Bonus” shall mean the amount equal to the Executive’s highest annual bonus during the last three full fiscal years prior to the Change of Control date. Upon the occurrence of a Change of Control, this Agreement (except this Section 10 and the others which survive termination under Section 19) shall be ipso facto terminated. In addition to the above Change in Control payment, the Executive shall receive the following earned and accrued payments through the date of Change of Control:”

2. No Other Changes. Except as specifically provided for in this Amendment, the Agreement shall be and remain in full force and affect and there are no other amendments, modification, additions or changes to the Agreement whatsoever.

3. Counterparts. This Amendment may be executed in two or more counterparts.

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE EXECUTIVE	STONEGATE BANK

/s/ David Seleski	By:	/s/ Sharon Jones
David Seleski	Its:	CFO

Exhibit 10.2

AMENDMENT NO. 1

to

NON-COMPETITON AND NON-SOLICITATION AGREEMENT

THIS AMENDMENT NO. 1 dated December 13, 2016 (this “Amendment”) to the NON-COMPETITON AND NON-SOLICITATION AGREEMENT (the “Agreement”) made and entered into as of April 7, 2015, by and between Stonegate Bank, a Florida chartered commercial bank (the “Company”) and David Seleski (the “Executive”) (individually a “Party” and together the “Parties”).

WITNESSETH:

WHEREAS, the Parties wish to continue Executive’s employment with the Company subject to the terms and provisions of the Agreement; and

WHEREAS, the Parties wish to further amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Non-competition and Non-Solicitation Payment. The third full paragraph of the Agreement is hereby amended and restated in its entirety to provide as follows:

“NOW THEREFORE, in consideration of the Executive’s employment with the Company following the date hereof, and the payment by the Company of a lump sum non-competition and non-solicitation allowance equal to Two Million Six Hundred Sixteen Thousand Dollars ($2,616,000), and payable within 30 days of the date of my termination of employment, and other good and sufficient consideration, I and the Company hereby covenant and agree as follows:”

2. No Other Changes. Except as specifically provided for in this Amendment, the Agreement shall be and remain in full force and affect and there are no other amendments, modification, additions or changes to the Agreement whatsoever.

3. Counterparts. This Amendment may be executed in two or more counterparts.

Exhibit 10.2

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE EXECUTIVE	STONEGATE BANK

/s/ David Seleski	By:	/s/ Sharon Jones
David Seleski	Its:	CFO

Exhibit 10.3

AMENDMENT NO. 1 to EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 dated December 13, 2016 (this “Amendment”) to the AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Agreement”) made and entered into as of April 7, 2015, by and between Stonegate Bank, a Florida chartered commercial bank (the “Company”) and Sharon Jones (the “Executive”) (individually a “Party” and together the “Parties”).

WITNESSETH:

WHEREAS, the Parties wish to continue Executive’s employment with the Company subject to the terms and provisions of the Agreement; and

WHEREAS, the Parties wish to further amend the Agreement in the manner set forth herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive agree as follows:

1. Change of Control Payment. The first paragraph of Section 10 of the Agreement is hereby amended and restated in its entirety to provide as follows:

“10. Termination of Agreement Upon a Change of Control.

If, during the Term, there occurs a Change of Control of the Company, the Executive shall receive a payment of the aggregate of 2.99 times the sum of (a) Executive’s salary at the rate in effect on the date of the Change of Control, and (b) Executive’s “Cash Bonus” (as defined below). “Cash Bonus” shall mean the amount equal to the Executive’s highest annual bonus during the last three full fiscal years prior to the Change of Control date. Upon the occurrence of a Change of Control, this Agreement (except this Section 10 and the others which survive termination under Section 19) shall be ipso facto terminated. In addition to the above Change in Control payment, the Executive shall receive the following earned and accrued payments through the date of Change of Control:”

2. No Other Changes. Except as specifically provided for in this Amendment, the Agreement shall be and remain in full force and affect and there are no other amendments, modification, additions or changes to the Agreement whatsoever.

3. Counterparts. This Amendment may be executed in two or more counterparts.

Exhibit 10.3

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

THE EXECUTIVE	STONEGATE BANK

/s/ Sharon Jones	By:	/s/ David Seleski

Sharon Jones	Its:	President & CEO